Exhibit 99.1

News Release

Contact:	Investors: Cameron Hopewell - Managing Director, Investor Relations - (615) 263-3024 Financial Media: David Gutierrez, Dresner Corporate Services – (312) 780-7204

CORECIVIC REPORTS THIRD QUARTER 2017 FINANCIAL RESULTS

NASHVILLE, Tenn. – November 8, 2017 – CoreCivic, Inc. (NYSE: CXW) (the Company) announced today its financial results for the third quarter of 2017.

Third Quarter 2017 Highlights

•	Diluted EPS of $0.35

•	Adjusted Diluted EPS of $0.36

•	Normalized FFO per diluted share of $0.56

•	Net Income of $41.2 million

•	Adjusted Net Income of $42.6 million

•	Adjusted EBITDA of $93.1 million

“The second half of the year has already included a number of positive developments for CoreCivic. In addition to entering into or commencing five new contracts with government partners, we advanced our strategy of diversifying the Company by expanding our residential reentry portfolio through additional acquisitions,” said Damon T. Hininger, CoreCivic’s President and Chief Executive Officer. “We continue to be pleased with the opportunities we see in the market to meaningfully grow our CoreCivic Community and CoreCivic Properties platforms as we continue to expand and diversify the solutions we offer a growing number of government partners.”

Third Quarter 2017 Results

Total revenue in the third quarter of 2017 was $442.8 million compared to $474.9 million in the third quarter of 2016. In the third quarter of 2017, we generated $7.6 million of additional revenue compared with the prior year quarter at our newly constructed Trousdale Turner Correctional Center and at our newly expanded Red Rock Correctional Center pursuant to new contracts with the States of Tennessee and Arizona, respectively, that both commenced in 2016. We also generated $6.0 million of additional revenue under existing contracts from the U.S. Marshals Service (USMS) and the States of Colorado and Hawaii. However, these increases were offset by the previously disclosed amendment and extension of the contract for our South Texas Family Residential Center (STFRC) effective in November 2016, and the previously disclosed expiration of two contracts with the Federal Bureau of Prisons (BOP) at our Eden Detention Center and our Cibola County Corrections Center. The amendment of the STFRC contract resulted in a reduction to revenue of $28.7 million compared with the prior year quarter, while the expiration of the contracts with the BOP collectively resulted in a reduction to revenue of $15.7 million compared with the prior year period. Subsequent to these expirations, revenue generated from our two remaining BOP prison facilities comprised 5% of our total revenue for the three months ended September 30, 2017.

10 Burton Hills Boulevard, Nashville, Tennessee 37215, Phone: 615-263-3000

Third Quarter 2017 Financial Results

Net income generated in the third quarter of 2017 totaled $41.2 million, or $0.35 per diluted share, compared with $55.3 million, or $0.47 per diluted share, in the third quarter of 2016. Adjusted for special items, net income in the third quarter of 2017 was $42.6 million, or $0.36 per diluted share (Adjusted Diluted EPS), compared with adjusted net income in the third quarter of 2016 of $57.2 million, or $0.49 per diluted share. Special items in the third quarter of 2017 included expenses associated with mergers and acquisitions of $1.1 million and asset impairments of $0.4 million. Special items in the third quarter of 2016 included corporate restructuring charges of $4.0 million, expenses associated with mergers and acquisitions of $0.1 million, and a $2.0 million gain on settlement of contingent consideration.

Earnings Per Share (EPS) in the third quarter of 2017 was negatively impacted by approximately $0.13 for the aforementioned amendment and extension of the contract for the STFRC and for the expiration of the contracts with the BOP, net of the impact from a new contract with U.S. Immigration and Customs Enforcement (ICE) at the Cibola County Corrections Center, which commenced shortly following the expiration of our contract with the BOP at that facility. Net income was also negatively impacted by staffing and other related activation expenses associated with an amended contract with the state of Ohio for up to an additional 996 offenders at our Northeast Ohio Correctional Center, where we began receiving inmates during the third quarter of 2017. As of September 30, 2017, we cared for approximately 300 offenders pursuant to this new agreement. We currently expect full contract utilization to occur during the first quarter of 2018.

Funds From Operations (FFO) was $65.3 million, or $0.55 per diluted share, in the third quarter of 2017, compared with $79.0 million, or $0.67 per diluted share, in the third quarter of 2016. Normalized FFO, which excludes the aforementioned special items, was $66.4 million, or $0.56 per diluted share, in the third quarter of 2017, compared with $80.9 million, or $0.69 per diluted share, in the third quarter of 2016.

EBITDA was $97.4 million in the third quarter of 2017, compared with $116.8 million in the third quarter of 2016. Adjusted EBITDA was $93.1 million in the third quarter of 2017, compared with $105.7 million in the third quarter of 2016. Adjusted EBITDA excludes the aforementioned special items, and includes the portion of rental payments for the STFRC that is classified as depreciation and interest expense in our consolidated financial statements.

Adjusted net income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and related note following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Third Quarter 2017 Financial Results

Business Development Update

New Contract with the City of Mesa at the Central Arizona Florence Correctional Complex. In July 2017, we began receiving offenders from the City of Mesa, Arizona at our Central Arizona Florence Correctional Complex under a new three-year contract. We currently care for detainees from USMS, ICE, and the U.S. Virgin Islands at the Central Arizona Florence Correctional complex in addition to caring for approximately 120 offenders on behalf of the City of Mesa.

New Contract with Cibola County, New Mexico at the Cibola County Corrections Center. In September 2017, we entered into a new contract with Cibola County in New Mexico to care for a minimum of 120 offenders from the County at our Cibola County Corrections Center. We currently care for detainees from USMS and ICE at the Cibola County Corrections Center in addition to caring for approximately 120 offenders on behalf of Cibola County.

New Contract with the State of Nevada at the Saguaro Correctional Facility. In October 2017, we entered into a new contract with the State of Nevada Department of Corrections to care for up to 200 offenders at our Saguaro Correctional Facility in Arizona to help alleviate overcrowding in the State’s correctional system. The contract has an initial term of approximately two years, renewable for additional periods by mutual agreement, and we expect to begin receiving offenders in the fourth quarter of 2017.

New Contract with Hamilton County, Tennessee at the Silverdale Detention Center. In November 2017, we entered into a new contract with Hamilton County, Tennessee to continue management, operation and maintenance of the 1,046-bed Silverdale Detention Center. The initial term of the new contract is four years, renewable for four additional four year periods. The new contract incorporates a Development Agreement, providing the County the ability to negotiate the construction of a replacement facility for the County Jail and the Silverdale Detention Center.

New Contract with the State of Ohio at the Northeast Ohio Correctional Center. On August 15, 2017, we began receiving offenders from the State of Ohio under a new agreement with the Ohio Department of Rehabilitation & Correction to care for up to 996 offenders at our 2,016-bed Northeast Ohio Correctional Center. The initial term of the contract continues through June 2032 with unlimited renewal options subject to appropriations and mutual agreement. We currently care for approximately 450 offenders from the State of Ohio at the Northeast Ohio Correctional Center, and expect full contract utilization under the new agreement to occur in the first quarter of 2018.

Acquisition of New Beginnings Treatment Center, Inc. in Arizona. On August 1, 2017, we completed the acquisition of New Beginnings Treatment Center, Inc. (New Beginnings), an Arizona-based community corrections provider, together with real estate used in the operation of New Beginnings’ business that we acquired from an affiliate of New Beginnings, for a total purchase price of $6.4 million. In connection with the acquisition, CoreCivic assumed a contract with the BOP to provide reentry services to male and female adults in a facility located in Tucson, Arizona containing 92 beds.

Third Quarter 2017 Financial Results

Acquisition of Augusta Transitional Center and Three Government Leased Properties. On September 15, 2017, we completed the acquisition of a portfolio of four leased properties including the 230-bed Augusta Transitional Center, a community corrections facility leased to the Georgia Department of Corrections, and three properties in Georgia and North Carolina leased to the federal government through the General Services Administration, constituting approximately 30,000 square feet in the aggregate, for a total purchase price of $8.7 million.

Acquisition of Time to Change, Inc. in Colorado. On November 1, 2017, we completed the acquisition of Time to Change, Inc., a Colorado-based community corrections provider, for a total purchase price of $13.2 million, with the potential for additional contingent consideration currently estimated to be $9.0 million, subject to change based upon future financial performance of the acquisition. In connection with the acquisition, CoreCivic assumed contracts with Adams County, Colorado to provide reentry services to male and female adults in three facilities located in Colorado containing a total of 422 beds.

Issuance of Senior Unsecured Notes

On October 13, 2017, we completed the issuance of $250.0 million aggregate principal amount of senior unsecured notes, due October 2027, at a yield to maturity of 4.75% (the notes). The notes are senior unsecured obligations of the Company and are guaranteed by all of the Company’s subsidiaries that guarantee its credit facility. The Company used substantially all of the aggregate net proceeds from the offering of the notes to repay a portion of the borrowings outstanding under the revolving portion of the Company’s credit facility.

2017 Financial Guidance

Based on current business conditions we have provided the following updated financial guidance for the fourth quarter of 2017 and the full year 2017:

Full Year 2017
	Fourth Quarter 2017	Prior Guidance	Current Guidance
• Diluted EPS	$0.35 to $0.36	$1.50 to $1.54	$1.50 to $1.52
• Adjusted Diluted EPS	$0.35 to $0.37	$1.52 to $1.56	$1.52 to $1.54
• FFO per diluted share	$0.55 to $0.57	$2.28 to $2.33	$2.31 to $2.32
• Normalized FFO per diluted share	$0.55 to $0.57	$2.31 to $2.35	$2.33 to $2.35

During 2017, we expect to invest approximately $68.5 million to $75.0 million in capital expenditures, consisting of approximately $12.0 million to $14.0 million in on-going prison construction and expenditures related to potential land acquisitions; approximately $25.5 million to $26.0 million in maintenance capital expenditures on real estate assets; and approximately $31.0 million to $35.0 million for capital expenditures on other assets and information technology.

Third Quarter 2017 Financial Results

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the third quarter 2017. We do not undertake any obligation, and disclaim any duties to update any of the information disclosed in this report. Interested parties may access this information through our website at www.corecivic.com/investors under “Financial Reports” of the Investors section.

Management may meet with investors from time to time during the fourth quarter of 2017. Written materials used in the investor presentations will also be available on our website beginning on or about November 13, 2017. Interested parties may access this information through our website at www.corecivic.com/investors under “Presentations, Webcasts and Events” of the Investors section.

Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Thursday, November 9, 2017, to discuss our third quarter 2017 financial results and future outlook. Interested parties may access this information through our website at www.corecivic.com/investors under “Presentations, Webcasts and Events” of the Investors section. The conference call will be archived on our website following the completion of the call. In addition, there will be a telephonic replay available beginning at 1:00 p.m. central time (2:00 p.m. eastern time) on November 9, 2017, through 1:00 p.m. central time (2:00 p.m. eastern time) on November 17, 2017. To access the telephonic replay, dial 866-548-4713 in the U.S. and Canada. International callers may dial +1 323-794-2093 and enter passcode 1044509.

About CoreCivic

CoreCivic is a diversified government solutions company with the scale and experience needed to solve tough government challenges in cost-effective ways. We provide a broad range of solutions to government partners that serve the public good through high-quality corrections and detention management, innovative and cost-saving government real estate solutions, and a growing network of residential reentry centers to help address America’s recidivism crisis. We are a publicly traded real estate investment trust (REIT) and the nation’s largest owner of partnership correctional, detention and residential reentry facilities. CoreCivic has been a flexible and dependable partner for government for more than 30 years. Our employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at http://www.corecivic.com/.

Third Quarter 2017 Financial Results

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) general economic and market conditions, including, but not limited to, the impact governmental budgets can have on our contract renewals and renegotiations, per diem rates, and occupancy; (ii) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (iii) our ability to obtain and maintain correctional, detention, and residential reentry facility management contracts because of reasons including, but not limited to, sufficient governmental appropriations, contract compliance and effects of inmate disturbances; (iv) changes in the privatization of the corrections and detention industry, the public acceptance of our services, the timing of the opening of new facilities and the commencement of new management contracts, as well as our ability to utilize current available beds; (v) changes in government policy regarding the utilization of the private sector for corrections and detention capacity and our services; (vi) changes in government policy and in legislation and regulation of corrections and detention contractors that affect our business, including but not limited to, California’s utilization of out-of-state contracted correctional capacity and the continued utilization of the STFRC by U.S. Immigration and Customs Enforcement under terms of the current contract, and the impact of any changes to immigration reform and sentencing laws (Our company does not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention.); (vii) our ability to successfully integrate operations of our acquisitions and realize projected returns resulting therefrom; (viii) our ability to meet and maintain qualification for taxation as a REIT; and (ix) the availability of debt and equity financing on terms that are favorable to us. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

CoreCivic takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

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Third Quarter 2017 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	September 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$42,735	$37,711
Accounts receivable, net of allowance of $572 and $1,580, respectively	241,143	229,885
Prepaid expenses and other current assets	20,178	31,228

Total current assets	304,056	298,824

Property and equipment, net of accumulated depreciation of $1,441,951 and $1,352,323, respectively	2,799,476	2,837,657
Goodwill	38,728	38,386
Non-current deferred tax assets	15,460	13,735
Other assets	85,046	83,002

Total assets	$3,242,766	$3,271,604

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$266,405	$260,107
Income taxes payable	1,168	2,086
Current portion of long-term debt	10,000	10,000

Total current liabilities	277,573	272,193

Long-term debt, net	1,411,210	1,435,169
Deferred revenue	43,143	53,437
Other liabilities	52,159	51,842

Total liabilities	1,784,085	1,812,641

Commitments and contingencies

Preferred stock – $0.01 par value; 50,000 shares authorized; none issued and outstanding at September 30, 2017 and December 31, 2016, respectively	—	—
Common stock – $0.01 par value; 300,000 shares authorized; 118,191 and 117,554 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	1,182	1,176
Additional paid-in capital	1,793,568	1,780,350
Accumulated deficit	(336,069)	(322,563)

Total stockholders’ equity	1,458,681	1,458,963

Total liabilities and stockholders’ equity	$3,242,766	$3,271,604

Third Quarter 2017 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
REVENUES	$442,845	$474,935	$1,324,922	$1,385,651

EXPENSES:
Operating	316,865	326,349	940,065	956,713
General and administrative	28,303	27,699	79,546	81,543
Depreciation and amortization	36,507	42,924	109,564	127,328
Restructuring charges	—	4,010	—	4,010
Asset impairments	355	—	614	—

	382,030	400,982	1,129,789	1,169,594

OPERATING INCOME	60,815	73,953	195,133	216,057

OTHER (INCOME) EXPENSE:
Interest expense, net	17,029	16,937	50,141	51,277
Other (income) expense	(65)	54	(108)	103

	16,964	16,991	50,033	51,380

INCOME BEFORE INCOME TAXES	43,851	56,962	145,100	164,677

Income tax expense	(2,673)	(1,622)	(8,400)	(5,447)

NET INCOME	$41,178	$55,340	$136,700	$159,230

BASIC EARNINGS PER SHARE	$0.35	$0.47	$1.16	$1.36

DILUTED EARNINGS PER SHARE	$0.35	$0.47	$1.15	$1.35

DIVIDENDS DECLARED PER SHARE	$0.42	$0.54	$1.26	$1.62

Third Quarter 2017 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$41,178	$55,340	$136,700	$159,230
Special items:
Expenses associated with mergers and acquisitions	1,093	110	1,524	1,570
Gain on settlement of contingent consideration	—	(2,000)	—	(2,000)
Restructuring charges	—	4,010	—	4,010
Asset impairments	355	—	614	—
Income tax benefit for special items	—	(215)	—	(215)

Adjusted net income	$42,626	$57,245	$138,838	$162,595

Weighted average common shares outstanding – basic	118,182	117,443	118,044	117,360
Effect of dilutive securities:
Stock options	262	207	353	384
Restricted stock-based awards	84	44	62	80

Weighted average shares and assumed conversions - diluted	118,528	117,694	118,459	117,824

Adjusted Diluted Earnings Per Share	$0.36	$0.49	$1.17	$1.38

CALCULATION OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$41,178	$55,340	$136,700	$159,230
Depreciation of real estate assets	23,762	23,684	71,417	70,409
Impairment of real estate assets	355	—	355	—

Funds From Operations	$65,295	$79,024	$208,472	$229,639
Expenses associated with mergers and acquisitions	1,093	110	1,524	1,570
Gain on settlement of contingent consideration	—	(2,000)	—	(2,000)
Restructuring charges	—	4,010	—	4,010
Goodwill and other impairments	—	—	259	—
Income tax benefit for special items	—	(215)	—	(215)

Normalized Funds From Operations	$66,388	$80,929	$210,255	$233,004

Funds From Operations Per Diluted Share	$0.55	$0.67	$1.76	$1.95

Normalized Funds From Operations Per Diluted Share	$0.56	$0.69	$1.77	$1.98

Third Quarter 2017 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF EBITDA AND ADJUSTED EBITDA

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$41,178	$55,340	$136,700	$159,230
Interest expense, net	17,029	16,937	50,141	51,277
Depreciation and amortization	36,507	42,924	109,564	127,328
Income tax expense	2,673	1,622	8,400	5,447

EBITDA	$97,387	$116,823	$304,805	$343,282
Expenses associated with mergers and acquisitions	1,093	110	1,524	1,570
Gain on settlement of contingent consideration	—	(2,000)	—	(2,000)
Restructuring charges	—	4,010	—	4,010
Depreciation expense associated with STFRC lease	(4,147)	(10,706)	(12,306)	(31,886)
Interest expense associated with STFRC lease	(1,585)	(2,500)	(4,890)	(8,076)
Asset impairments	355	—	614	—

Adjusted EBITDA	$93,103	$105,737	$289,747	$306,900

Third Quarter 2017 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME, NORMALIZED FUNDS FROM OPERATIONS & ADJUSTED EBITDA GUIDANCE

	For the Quarter Ending December 31, 2017		For the Year Ending December 31, 2017
	Low End of Guidance	High End of Guidance	Low End of Guidance	High End of Guidance
Net income	$41,200	$43,200	$177,900	$179,900
Expenses associated with mergers and acquisitions	500	500	2,000	2,000
Asset impairments	—	—	600	600

Adjusted net income	$41,700	$43,700	$180,500	$182,500

Net income	$41,200	$43,200	$177,900	$179,900
Depreciation of real estate assets	24,000	24,000	95,500	95,500

Funds From Operations	$65,200	$67,200	$273,400	$275,400
Expenses associated with mergers and acquisitions	500	500	2,000	2,000
Asset impairments	—	—	600	600

Normalized Funds From Operations	$65,700	$67,700	$276,000	$278,000

Diluted EPS	$0.35	$0.36	$1.50	$1.52

Adjusted EPS per diluted share	$0.35	$0.37	$1.52	$1.54

FFO per diluted share	$0.55	$0.57	$2.31	$2.32

Normalized FFO per diluted share	$0.55	$0.57	$2.33	$2.35

Net income	$41,200	$43,200	$177,900	$179,900
Interest expense, net	18,900	18,400	69,000	68,500
Depreciation and amortization	36,900	36,900	146,500	146,500
Income tax expense	3,100	2,600	11,500	11,000

EBITDA	$100,100	$101,100	$404,900	$405,900
Expenses associated with mergers and acquisitions	500	500	2,000	2,000
Depreciation expense associated with STFRC lease	(4,300)	(4,300)	(16,600)	(16,600)
Interest expense associated with STFRC lease	(1,500)	(1,500)	(6,400)	(6,400)
Asset impairments	—	—	600	600

Adjusted EBITDA	$94,800	$95,800	$384,500	$385,500

Third Quarter 2017 Financial Results

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. CoreCivic believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its facilities and their management teams. CoreCivic believes that it is useful to provide investors, lenders and security analysts disclosures of its results of operations on the same basis that is used by management. FFO, in particular, is a widely accepted non-GAAP supplemental measure of REIT performance, grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT).

NAREIT defines FFO as net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate. EBITDA, Adjusted EBITDA, and Normalized FFO are useful as supplemental measures of performance of the Company’s facilities because such measures do not take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. However, a portion of the rental payments for the STFRC is classified as depreciation and interest expense for financial reporting purposes. Adjusted EBITDA includes such depreciation and interest expense in order to more properly reflect the cash flows associated with this lease. CoreCivic may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. CoreCivic calculates Adjusted Net Income by adding to GAAP Net Income expenses associated with the Company’s debt refinancing, mergers and acquisitions (M&A) activity, restructuring charges, and certain impairments that the Company believes are unusual or non-recurring to provide an alternative measure of comparing operating performance for the periods presented. Even though expenses associated with mergers and acquisitions may be recurring, the magnitude and timing fluctuate based on the timing and scope of M&A activity, and therefore, such expenses, which are not a necessary component of the ongoing operations of the Company, may not be comparable from period to period.

Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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